UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

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CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 20, 2010 the written consent (the “Written Consent”) executed by the holders of a majority of the shares of each class of the outstanding capital stock of CTM Media Holdings, Inc., a Delaware corporation, (the “Company”), authorizing Amendment No. 1 (the “Amendment”) to its Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) became effective. The Amendment amends the Certificate of Incorporation of by reducing the Company’s authorized shares of: (i) Class A common stock from 35,000,000 shares to 6,000,000 shares; (ii) Class B common stock from 65,000,000 shares to 12,000,000 shares; (iii) Class C common stock from 15,000,000 shares to 2,500,000 shares; and (iv) Preferred Stock from 10,000,000 shares to 500,000 shares, each par value $0.01 per share.  The Amendment was authorized by the Company’s Board of Directors on October 19, 2010, and approved on November 12, 2010 by the Written Consent of the holders of shares representing approximately 50.1%, 58%, and 100% of the Company’s outstanding Class A common stock, Class B common stock and Class C common stock, and approximately 84% of the combined voting power of the Company’s outstanding capital stock. An Information Statement on Schedule 14C (the “Information Statement”) was filed with the Securities and Exchange Commission on November 23, 2010 advising stockholders of the Amendment and indicating that, in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the effectiveness of the Written Consent and the Amendment would not occur until at least 20 days following the mailing of the Information Statement to stockholders, which was first mailed on or about November 29, 2010.

The Written Consent constituted the only stockholder approval required to amend the Certificate of Incorporation under the Delaware General Corporation Law, the Certificate of Incorporation and the Company’s bylaws.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: December 21, 2010